Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
September 29, 2010	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Frankfurt	Rome
	Hamburg	San Diego
	Hong Kong	San Francisco
	Houston	Shanghai
MAP Pharmaceuticals, Inc.	London	Silicon Valley
2400 Bayshore Parkway, Suite 200	Los Angeles	Singapore
Mountain View, CA 94043	Madrid	Tokyo
	Milan	Washington, D.C.

Re:	Registration Statement No. 333-164894 on Form S-3; 3,000,000 shares of Common Stock, par value $0.01 per share, of MAP Pharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as special counsel to MAP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of 3,000,000 shares of common stock, par value $0.01 per share (the “Company Primary Shares”), and 450,000 shares of which may be purchased by the underwriters pursuant to an option to purchase additional shares granted by the Company (together with the Company Primary Shares, the “Shares”), pursuant to a registration statement on Form S-3 filed on February 12, 2010 with the Securities and Exchange Commission (the “Commission”), as amended by Amendment No. 1 to Form S-3 filed with the Commission on March 9, 2010 (File No. 333-164894) (as so filed and as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), a prospectus dated April 16, 2010 filed with the Commission in connection with the Registration Statement (the “Base Prospectus”), a preliminary prospectus supplement dated September 29, 2010 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), a prospectus supplement dated September 29, 2010 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”), and an underwriting agreement dated September 29, 2010 between the Company and the underwriters named on Schedule C thereto (the “Underwriting Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the issue and sale of the Shares has been duly authorized by all necessary corporate action of the Company and, when the Shares shall have been duly registered on the books of the transfer agent and registrar thereof in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated September 29, 2010 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP